Exhibit 99.1

For immediate release

Veeva Announces Fiscal 2020 First Quarter Results

Total Revenues of $244.8M, up 25% Year-over-year;

Subscription Services Revenues of $198.1M, up 27% Year-over-year

PLEASANTON, CA — May 29, 2019 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal first quarter ended April 30, 2019.

“It was a great start to the year. The team’s focus on customer success and product excellence continues to drive Veeva’s outstanding results,” said CEO Peter Gassner. “We are expanding our position as one of the most trusted partners to the industry by consistently bringing new innovations to market that have the greatest customer impact.”

Fiscal 2020 First Quarter Results:

•

Revenues: Total revenues for the first quarter were $244.8 million, up from $195.5 million one year ago, an increase of 25% year-over-year. Subscription services revenues for the first quarter were $198.1 million, up from $156.0 million one year ago, an increase of 27% year-over-year.

•

Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $71.2 million, compared to $44.0 million one year ago, an increase of 62% year-over-year. Non-GAAP operating income for the first quarter was $93.5 million, compared to $62.9 million one year ago, an increase of 49% year-over-year.

•

Net Income and Non-GAAP Net Income(1): First quarter net income was $73.4 million, compared to $44.3 million one year ago, an increase of 66% year-over-year. Non-GAAP net income for the first quarter was $78.7 million, compared to $51.4 million one year ago, an increase of 53% year-over-year.

•

Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.47, compared to $0.29 one year ago, while non-GAAP fully diluted net income per share was $0.50, compared to $0.33 one year ago.

“Our outperformance in Veeva Commercial Cloud and Veeva Vault allowed us to post another strong quarter of growth and profitability,” said CFO Tim Cabral. “These results enabled us to meaningfully raise fiscal 2020 guidance across all metrics.”

Recent Highlights:

•

Commercial Innovation Continues with New AI-driven Applications — Veeva released its new AI application, Veeva Andi, that delivers insights and next best action suggestions right in Veeva CRM. The company also announced it is embedding AI in Veeva CRM with Approved Notes and in Veeva Vault PromoMats with Auto Claims Linking.

•

Top 20 Pharma Selects Veeva Vault CDMS — The company won its first enterprise-wide deal with a top 20 pharma. The customer chose Vault CDMS as its global standard for EDC, coding, data cleaning, and reporting.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•

Industry is Moving to Veeva Vault — Veeva added 47 new Vault customers in Q1, a quarterly record. There were also a number of significant expansions with existing customers, including a top 20 pharma that standardized on Vault eTMF, Vault Submissions, and Vault Submissions Archive based upon the success of their Vault QualityDocs implementation for more than 50,000 users.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2019 as follows:

•	Total revenues between $259 and $260 million.
•	Non-GAAP operating income between $94 and $95 million(2).
•	Non-GAAP fully diluted net income per share between $0.48 and $0.49(2).

Veeva is providing guidance for its fiscal year ending January 31, 2020 as follows:

•	Total revenues between $1,045 and $1,050 million.
•	Non-GAAP operating income between $385 and $390 million(2).
•	Non-GAAP fully diluted net income per share between $2.01 and $2.03(2).

Conference Call Information:

What:	Veeva’s Fiscal 2020 First Quarter Results Conference Call

When:	Wednesday, May 29, 2019

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-833-235-5654, domestic

1-647-689-4160, international

Conference ID 399 8705

Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items.  See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2019 or fiscal year ending January 31, 2020 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

About Veeva Systems

Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 750 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) our ability to attract and retain highly skilled employees and manage our growth effectively; (ix) failure to sustain the level of profitability we have achieved in the past as our costs increase; (x) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-K for the period ended January 31, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

###

Investor Relations Contact:

Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com

Media Contact:

Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$748,158	$550,971
Short-term investments	581,490	539,190
Accounts receivable, net	164,108	303,465
Unbilled accounts receivable	23,366	18,122
Prepaid expenses and other current assets	20,729	21,666
Total current assets	1,537,851	1,433,414
Property and equipment, net(3)	55,266	54,966
Deferred costs, net	30,621	30,869
Lease right-of-use assets(3)	15,495	—
Goodwill	95,804	95,804
Intangible assets, net	22,951	24,521
Deferred income taxes, noncurrent	6,494	5,938
Other long-term assets	11,622	8,254
Total assets	$1,776,104	$1,653,766

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,361	$9,110
Accrued compensation and benefits	15,372	15,324
Accrued expenses and other current liabilities	15,037	16,145
Income tax payable	4,039	4,086
Deferred revenue	363,943	356,357
Lease liabilities(3)	5,835	—
Total current liabilities	412,587	401,022
Deferred income taxes, noncurrent	7,300	6,095
Lease liabilities, noncurrent(3)	13,435	—
Other long-term liabilities	7,679	8,900
Total liabilities	441,001	416,017
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	641,925	617,623
Accumulated other comprehensive income	1,188	928
Retained earnings(3)	691,989	619,197
Total stockholders’ equity	1,335,103	1,237,749
Total liabilities and stockholders’ equity	$1,776,104	$1,653,766

(3) The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2019 and elected the transition option that allows the Company not to restate the comparative periods in their financial statements in the year of adoption.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three months ended April 30,
	2019	2018
Revenues:
Subscription services	$198,115	$156,003
Professional services and other	46,637	39,544
Total revenues	244,752	195,547
Cost of revenues(4):
Cost of subscription services	30,378	29,913
Cost of professional services and other	35,125	30,242
Total cost of revenues	65,503	60,155
Gross profit	179,249	135,392
Operating expenses(4):
Research and development	44,973	37,197
Sales and marketing	39,617	34,385
General and administrative	23,490	19,854
Total operating expenses	108,080	91,436
Operating income	71,169	43,956
Other income, net	6,161	2,139
Income before income taxes	77,330	46,095
Provision for income taxes	3,881	1,785
Net income	$73,449	$44,310

Net income attributable to common stockholders, basic and diluted:	$73,449	$44,310

Net income per share attributable to common stockholders:
Basic	$0.50	$0.31
Diluted	$0.47	$0.29

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	146,708	142,777
Diluted	157,910	154,935
Other comprehensive income (loss):
Net change in unrealized gains on available-for- sale investments	$962	$305
Net change in cumulative foreign currency translation loss	(702)	(809)
Comprehensive income	$73,709	$43,806

(4) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$385	$345
Cost of professional services and other	2,978	2,328
Research and development	6,325	4,667
Sales and marketing	5,152	4,088
General and administrative	5,916	5,583
Total stock-based compensation	$20,756	$17,011

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended April 30,
	2019	2018
Cash flows from operating activities
Net income	$73,449	$44,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,438	3,596
Accretion of discount on short-term investments	(1,178)	(179)
Stock-based compensation	20,756	17,011
Amortization of deferred costs	4,849	4,519
Deferred income taxes	418	(50)
(Gain) Loss on foreign currency from mark-to-market derivative	(80)	23
Bad debt expense (recovery)	(153)	236
Changes in operating assets and liabilities:
Accounts receivable	139,510	69,592
Unbilled accounts receivable	(5,244)	(4,287)
Deferred costs	(4,601)	(3,551)
Income taxes	338	(2,496)
Other current and long-term assets	(2,759)	(713)
Accounts payable	(416)	1,981
Accrued expenses and other current liabilities	(759)	(2,564)
Deferred revenue	7,914	22,650
Lease liabilities	(1,629)	—
Other long-term liabilities	436	507
Net cash provided by operating activities	236,289	150,585
Cash flows from investing activities
Purchases of short-term investments	(228,894)	(193,162)
Maturities and sales of short-term investments	188,965	176,544
Purchases of property and equipment	(1,194)	(709)
Capitalized internal-use software development costs	(419)	(230)
Net cash used in investing activities	(41,542)	(17,557)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(249)	—
Proceeds from exercise of common stock options	3,391	7,839
Net cash provided by financing activities	3,142	7,839
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(702)	(811)
Net change in cash, cash equivalents, and restricted cash	197,187	140,056
Cash, cash equivalents, and restricted cash at beginning of period	552,178	321,387
Cash, cash equivalents, and restricted cash at end of period	$749,365	$461,443

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•

Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•

Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•

Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

•

Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Beginning with the fiscal quarter ended April 30, 2019, Veeva no longer excludes the effects of capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses in its non-GAAP financial measures. Prior periods have been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

(Unaudited)

	Three months ended April 30,
	2019	2018
Cost of subscription services revenues on a GAAP basis	$30,378	$29,913
Stock-based compensation expense	(385)	(345)
Amortization of purchased intangibles	(667)	(901)
Cost of subscription services revenues on a non-GAAP basis	$29,326	$28,667

Gross margin on subscription services revenues on a GAAP basis	84.7%	80.8%
Stock-based compensation expense	0.2	0.2
Amortization of purchased intangibles	0.3	0.6
Gross margin on subscription services revenues on a non- GAAP basis	85.2%	81.6%

Cost of professional services and other revenues on a GAAP basis	$35,125	$30,242
Stock-based compensation expense	(2,978)	(2,328)
Deferred compensation associated with Zinc Ahead acquisition	—	(5)
Cost of professional services and other revenues on a non- GAAP basis	$32,147	$27,909

Gross margin on professional services and other revenues on a GAAP basis	24.7%	23.5%
Stock-based compensation expense	6.4	5.9
Gross margin on professional services and other revenues on a non-GAAP basis	31.1%	29.4%

Gross profit on a GAAP basis	$179,249	$135,392
Stock-based compensation expense	3,363	2,673
Amortization of purchased intangibles	667	901
Deferred compensation associated with Zinc Ahead acquisition	—	5
Gross profit on a non-GAAP basis	$183,279	$138,971

Gross margin on total revenues on a GAAP basis	73.2%	69.2%
Stock-based compensation expense	1.4	1.4
Amortization of purchased intangibles	0.3	0.5
Gross margin on total revenues on a non-GAAP basis	74.9%	71.1%

Research and development expense on a GAAP basis	$44,973	$37,197
Stock-based compensation expense	(6,325)	(4,667)
Deferred compensation associated with Zinc Ahead acquisition	—	(109)
Research and development expense on a non-GAAP basis	$38,648	$32,421

Sales and marketing expense on a GAAP basis	$39,617	$34,385
Stock-based compensation expense	(5,152)	(4,088)
Amortization of purchased intangibles	(903)	(947)
Deferred compensation associated with Zinc Ahead acquisition	—	(15)
Sales and marketing expense on a non-GAAP basis	$33,562	$29,335

General and administrative expense on a GAAP basis	$23,490	$19,854
Stock-based compensation expense	(5,916)	(5,583)
Deferred compensation associated with Zinc Ahead acquisition	—	—
General and administrative expense on a non-GAAP basis	$17,574	$14,271

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended April 30,
	2019	2018
Operating expense on a GAAP basis	$108,080	$91,436
Stock-based compensation expense	(17,393)	(14,338)
Amortization of purchased intangibles	(903)	(947)
Deferred compensation associated with Zinc Ahead acquisition	—	(124)
Operating expense on a non-GAAP basis	$89,784	$76,027

Operating income on a GAAP basis	$71,169	$43,956
Stock-based compensation expense	20,756	17,011
Amortization of purchased intangibles	1,570	1,848
Deferred compensation associated with Zinc Ahead acquisition	—	129
Operating income on a non-GAAP basis	$93,495	$62,944

Operating margin on a GAAP basis	29.1%	22.5%
Stock-based compensation expense	8.5	8.7
Amortization of purchased intangibles	0.6	0.9
Deferred compensation associated with Zinc Ahead acquisition	—	0.1
Operating margin on a non-GAAP basis	38.2%	32.2%

Net income on a GAAP basis	$73,449	$44,310
Stock-based compensation expense	20,756	17,011
Amortization of purchased intangibles	1,570	1,848
Deferred compensation associated with Zinc Ahead acquisition	—	129
Income tax effect on non-GAAP adjustments(1)	(17,047)	(11,882)
Net income on a non-GAAP basis	$78,728	$51,416

Diluted net income per share on a GAAP basis	$0.47	$0.29
Stock-based compensation expense	0.13	0.11
Amortization of purchased intangibles	0.01	0.01
Deferred compensation associated with Zinc Ahead acquisition	—	—
Income tax effect on non-GAAP adjustments(1)	(0.11)	(0.08)
Diluted net income per share on a non-GAAP basis	$0.50	$0.33

(1) For the three months ended April 30, 2019 and 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10